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                                ESCROW AGREEMENT


          THIS ESCROW AGREEMENT ("Agreement"), made as of this ___ th day of May, 1997, is by and between Tech Squared Inc., f/k/a Jaguar Group, Limited, successor in interest through merger to MacUSA, Inc. ("Tech Squared"), John P. Earling ("Earling"), and First Trust National Association, Minneapolis, Minnesota ("Escrow Agent").

          WHEREAS, Tech Squared and Earling have entered into that certain Settlement Agreement ("Settlement Agreement") dated May 23, 1997, pursuant to which Tech Squared has agreed to pay $205,000, plus interest, to Earling in settlement of disputed claims; and

          WHEREAS, in accordance with the terms of paragraph 3 of the Settlement Agreement, and as a condition precedent thereof, the parties have agreed to enter into this Agreement, pursuant to which certificates for 60,000 shares of capital stock in CAM Designs, Inc. is to be placed in escrow to secure the payment obligations of Tech Squared under the Settlement Agreement; and

          WHEREAS, the Escrow Agent is willing to act as escrow agent on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and in the Settlement Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

               APPOINTMENT OF ESCROW AGENT. The Escrow Agent is hereby appointed escrow agent to hold and dispose of the Escrow Shares (as hereinafter defined) in accordance with the terms and conditions set forth in this Agreement, and the Escrow Agent accepts such designation and agrees to hold and dispose of the Escrow Shares in accordance with the terms and conditions set forth in this Agreement.

               DELIVERY OF THE ESCROW SHARES.

               (a) Simultaneously with the execution of this Agreement, Tech Squared has caused to be deposited with the Escrow Agent a certificate representing 200,000 shares of capital stock in CAM Designs, Inc. The Escrow Agent shall, within 20 business days of the date of this Agreement, cause the Transfer Agent of CAM Designs, Inc. to issue certificates representing 60,000 shares and 140,000 shares, respectively, of capital stock in CAM Designs, Inc., in exchange for the certificate representing 200,000 shares of capital stock in CAM Designs, Inc. The Escrow Agent shall promptly tender to Tech Squared the certificate representing

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140,000 shares of capital stock in CAM Designs, Inc., and retain the certificate representing 60,000 shares of capital stock in CAM Designs, Inc., which shares shall constitute the Escrow Shares.

               (b) Together with the certificate representing 200,000 shares of capital stock in CAM Designs, Inc., Tech Squared has delivered to the Escrow Agent three duly executed stock powers (endorsed in blank) with respect thereto, with a Medallion signature guarantee.

               (c) The Escrow Shares shall be held and used only for the purposes of securing the payment obligations of Tech Squared as set forth in paragraph 3 of the Settlement Agreement.

          3.   DISTRIBUTION AND LIQUIDATION OF ESCROW SHARES.

               (a) Upon the request of Earling, following 10 days' prior written notice to Tech Squared, and the presentation by Earling of an order of the Hennepin County District Court (the "Court") entering judgment against Tech Squared pursuant to a confession of judgment executed pursuant to Paragraph 2 of the Settlement Agreement and pursuant to paragraphs 3 and 4 of said confession of judgment,the Escrow Agent shall sell on the open market a sufficient number of the Escrow Shares to satisfy the judgment entered by the Court, and shall promptly pay the amount of the judgment to Earling. The open market sales shall be conducted in a prudent manner, and no more than 15,000 shares may be sold by the Escrow Agent per week.

               (b) Upon the request of Tech Squared, following 10 days' prior written notice to Earling, the Escrow Agent shall promptly caused to be tendered to Tech Squared such number of the Escrow Shares, endorsed to Tech Squared Inc., as requested by Tech Squared, which number shall not exceed the number of Excess Escrow Shares in existence as of the date of Tech Squared's request. Excess Escrow Shares shall be calculated by (1) dividing 2.5 into the total dollars, including interest, payable to Earling pursuant to paragraph 1 of the Settlement Agreement that have not been paid as of the date of Tech Squared's request pursuant to this subparagraph 3(b); (2) subtracting the resulting number from the total number of Escrow Shares remaining in the escrow account as of the date of Tech Squared's request; and (3) rounding the resulting number to the nearest whole share.

               (c) Should Earling finally be adjudged, after exhaustion of any appeals taken, by a court of competent jurisdiction to have breached the Settlement Agreement, the Escrow Agent shall, within 10 business days after written notice to Earling and presentation of such judgment to the Escrow Agent, cause all of the Escrow Shares held in escrow as of the date of such adjudication to be endorsed to Tech Squared Inc. and tendered to Tech Squared.

               (d) Except as otherwise specifically provided in this paragraph 3, Tech Squared shall have all indicia of ownership of the Escrow Shares while they

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are held in escrow, including, without limitation, the right to vote the
Escrow Shares and receive distributions thereon and the obligations to pay all taxes, assessments and charges with respect thereto, but excluding the right to sell any Escrow Shares.

               (e) Any distributions, other than cash and taxable stock dividends (which dividends shall be paid to Tech Squared), on or with respect to the Escrow Shares and any other shares or securities into which such Escrow Shares may be changed or for which they may be exchanged pursuant to corporate action of CAM Designs, Inc. affecting holders of CAM Designs, Inc. capital stock generally (a "Distribution") shall be delivered to and held by the Escrow Agent in escrow. The 15,000 share weekly maximum on open market sales in subparagraph
(a) of this Paragraph 3 shall be adjusted to reflect and in direct proportion to any Distribution occurring prior to the date of any sale pursuant to said subparagraph (a). In addition, the divisor (2.5) in subparagraph 3(b), which reflects 150,000 divided by the number of original Escrow Shares, shall be adjusted to reflect and in direct proportion to any Distribution occurring prior to the date of any request made by Tech Squared pursuant to subparagraph 3(b). If any Distribution consists of cash, the Escrow Agent shall invest such cash in the fund(s) identified in Exhibit A attached hereto.

               (f) Any Escrow Shares and Distributions held by the Escrow Agent after all payments set forth in Paragraph 1 of the Settlement Agreement have been paid to Earling by Tech Squared shall be endorsed to Tech Squared Inc. and tendered to Tech Squared within 10 business days of notice of the final payment made pursuant to Paragraph 1 of the Settlement Agreement. Tech Squared shall concurrently provide the Escrow Agent and Earling with notice of such final payment. In any event, Tech Squared shall provide the Escrow Agent with such notice no later than May 31, 1999, after which the obligations of the Escrow Agent hereunder shall cease.

          4.   ESCROW AGENT; RIGHTS AND OBLIGATIONS.

               (a) FEES AND EXPENSES. The Escrow Agent shall be paid fees for its services hereunder determined pursuant to Exhibit B attached hereto, and shall be reimbursed for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in performance of its duties hereunder including, without limitation, those set forth on Exhibit B. All such fees and expenses shall be paid one-half by Earling and one-half by Tech Squared.

               (b) RESIGNATION. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Tech Squared and Earling specifying a date (not less than thirty (30) days after the date of such notice) when such resignation shall take effect. Upon such notice, a successor Escrow Agent shall be appointed with the mutual consent of Tech Squared and Earling, with such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. If Tech Squared and Earling are unable to agree upon a successor escrow agent within thirty

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(30) days after such notice, the Escrow Agent shall be entitled to appoint its successor or to petition any court of competent jurisdiction to name a successor. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrow Shares. Tech Squared and Earling shall have the right at any time upon their mutual consent to substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting.

               (c) LIMITATION ON DUTIES. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no other obligations shall be read into this Agreement against the Escrow Agent.

               (d) RELIANCE. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such writing or instrument and may assume that any person purporting to give any writing, or notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in the Escrow Fund (which shall be comprised of all Escrow Shares and Distributions held by the Escrow Agent), nor as to the identity, authority or right of any person executing the same, absent its own gross negligence or wilful misconduct or malfeasance; and its duties hereunder shall be limited to the safekeeping of such funds, moneys, certificates, instruments or other documents received by it as such escrow holder, and for the investment and disposition of the same in accordance with the terms of this Agreement.

               (e) INDEMNIFICATION. The Escrow Agent acts hereunder as a depository only and is not responsible for or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any Escrow Shares deposited with it. Tech Squared and Earling hereby agree to indemnify and hold harmless the Escrow Agent from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Escrow Agent may incur or with which the Escrow Agent may be threatened by reason of its acting as Escrow Agent under this Agreement and in connection therewith to indemnify the Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event the Escrow Agent is found guilty of gross negligence or willful misconduct or malfeasance in the exercise of its responsibilities hereunder, the indemnification provisions of this Agreement shall not apply.

               (f) INTERPLEADER. If any two parties shall be in disagreement about the interpretation of this Agreement, or rights or obligations hereunder or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may file an action in interpleader to resolve said disagreement. The Escrow

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Agent shall be indemnified for all costs, including reasonable attorney's fees, in connection with such interpleader action, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

               (g) COUNSEL. The Escrow Agent may consult with counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or error of judgment or for any acts or omissions of any kind unless caused by its gross negligence or willful misconduct or malfeasance.

               (h) BOOKS AND RECORDS. The Escrow Agent shall maintain books and records regarding its administration of the Escrow Shares, and the deposit, investment, collections and disbursements or transfer thereof, shall retain copies of all written notices and directions sent or received by it in the performance of its duties hereunder and shall afford each party reasonable access during regular business hours, to review and make photocopies (at such party's cost) of the same. The Escrow Agent shall provide each of the parties with accounting statements on a quarterly basis, and shall be responsible for all income tax reporting acquired in connection with the Escrow Shares.

          5.   MISCELLANEOUS.

               (a) AMENDMENT AND WAIVER. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

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               (b)  NOTICES.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered (by messenger, courier or other similar means), or, if mailed by first class mail, return receipt requested, on the fifth day after the date of such mailing, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Tech Squared, Earling and/or the Escrow Agent will, unless another address is specified in writing, be sent to the address indicated below:

     Notices to Tech Squared:       Tech Squared, Inc.
                                    Attn:  Stan Tenenbaum
                                    5198 West 76th Street
                                    Edina, Minnesota 55439
                                    Telecopy No. (612) 832-5709
                                    Telephone No. (612) 832-5622

                                         - with a copy to -

                                    Dorsey & Whitney LLP
                                    Attn:  Creighton R. Magid, Esq.
                                    220 South Sixth Street
                                    Minneapolis, MN  55402
                                    Telecopy No.:  (612) 340-8856
                                    Telephone No.: (612) 340-5661

     Notices to the Escrow Agent:  First Trust National Association
                                   Attn:  Thomas M. Gronlund
                                   180 E. 5th Street
                                   St. Paul, MN 55101
                                   Telecopy No.:  (612) 244-0712
                                   Telephone No.: (612) 244-0733

     Notices to Earling:           John P. Earling
                                   2165 Colin Drive
                                   Long Lake, MN 55356
                                   Telephone No.: (612) 473-0385

                                   - with a copy to -
                                   Allen D. Barnard, Esq.
                                   Best & Flanagan
                                   4000 First Bank Place
                                   601 Second Avenue South
                                   Minneapolis, Minnesota 55402-4331
                                   Telecopy No. (612) 339-5897
                                   Telephone No.: (612) 341-9715

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               (c)  ASSIGNMENT.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

               (d) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               (e) COMPLETE AGREEMENT. This Agreement and the Settlement Agreement (including the exhibits hereto and thereto) contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

               (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

               (g) GOVERNING LAW. The internal law, without regard to conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

               (h) JURISDICTION. All parties consent to the jurisdiction of the courts of the State of Minnesota with respect to any controversy or claim arising between the parties in connection with this Agreement.

               (i) INTERPRETATION. The article and section headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. All references to Article or Section numbers refer to the Articles or Sections of this Agreement, unless otherwise indicated. The parties hereto acknowledge and agree that this Agreement was drafted jointly by the parties and its provisions shall be given their fair meaning.

               (j) TAX REPORTING. For federal and state income tax purposes, all interest earned on the Escrow Funds shall be considered the currently reportable income of the party who receives the distribution with respect thereto. The Escrow Agent annually shall file all information returns with the Internal Revenue Service and other governmental authorities documenting such interest income. The tax identification numbers of the parties are as follows:


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               Tech Squared:  41-1591872

               John Earling:    ###-##-####

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                     TECH SQUARED, INC.
-------------------

                    By Stan Tenenbaum

                    Its Chief Financial Officer




------------------- John P. Earling


------------------- FIRST TRUST NATIONAL ASSOCIATION


                    By
                       -----------------------------
                    Its
                       -----------------------------